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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 16, 2003

OPTIO SOFTWARE, INC.

Georgia (state of other jurisdiction of incorporation)	333-89181 (Commission File Number)	58-1435435 (IRS Employer Identification No.)

Windward Fairways II, 3015 Windward Plaza, Alpharetta, Georgia 30005
(Address of principal office)

Registrant's telephone number, including area code (770) 576-3500

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Information Required by Item 304(a)(1) of Regulation S-K:

  (i)
  On January 16, 2003, Ernst & Young LLP ("Ernst & Young") resigned as auditors of Optio Software, Inc. (the "Company").

  (ii)
  The reports of Ernst & Young on the Company's financial statements for the fiscal years ended January 31, 2001 and January 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

  (iii)
  A copy of the resignation letter from Ernst & Young referenced in (i) above was delivered to the Board of Directors of the Company and to its Audit Committee. Following review of such letter, the Board of Directors and the Audit Committee approved the resignation of Ernst & Young.

  (iv)
  In connection with the audits of the Company's financial statements for each of the fiscal years ended January 31, 2001 and January 31, 2002, and in the subsequent interim periods, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to such matter in connection with its report.

  (v)
  During the two most recent fiscal years and through the date of Ernst & Young's resignation there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

        The Company has furnished Ernst & Young with a copy of the foregoing disclosure and requested Ernst & Young to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements. A copy of the letter of Ernst & Young to the Securities and Exchange Commission, dated January 24, 2003, is filed as Exhibit 16.1 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
16.1	Letter of Ernst & Young to the Securities and Exchange Commission dated January 24, 2003 regarding change in certifying accountant.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 24, 2003	OPTIO SOFTWARE, INC.
	By:	/s/ WARREN NEUBURGER Warren Neuburger Chief Executive Officer

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  ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE